List of Accredited Investors

Investor	Subscription Amount	Shares
Harold Wrobel	$350,000	1,000,000
Flavigny, LLC	$250,000	714,286
Andrew Tobias	$100,000	285,715
Joseph W. Kaempfer, Jr.	$100,000	285,715
Lewis Titterton	$50,000	142,858
Judson Longaker	$50,000	142,858